UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

MISCOR GROUP, LTD.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

(574) 234-8131
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, and

Item 2.03 Completion of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31 2006, Magnetech Industrial Services of Alabama, LLC (“MIS Alabama”), a subsidiary of MISCOR Group, Ltd. (“MISCOR”), entered into a $3.7 million credit facility with Laurus Master Fund, Ltd. (“Laurus”), MISCOR’s senior lender. The credit facility is comprised of a $2.1 million term note and a $1.6 million revolving note. As of May 31, 2006, MIS Alabama borrowed $2.1 million under the term note and $0.9 million under the revolving note. MIS Alabama used the net proceeds of the loans to acquire the assets of E.T. Smith Services of Alabama, Inc. (as disclosed in a report on Form 8-K dated June 1, 2006).

The notes mature on May 31, 2009 and are secured by (1) a first priority lien on the assets of MIS Alabama, MISCOR and certain of MISCOR’s subsidiaries; (2) a mortgage on certain real property owned by MIS Alabama; and (3) the pledge of the equity interests in MISCOR’s subsidiaries. The obligations to Laurus also are guaranteed by MISCOR and certain of its subsidiaries. The term note bears interest at an annual rate of 1% over the prime rate as published in The Wall Street Journal, but not less than 8%. The revolving note bears interest at an annual rate of 1.5% over the prime rate as published in The Wall Street Journal, but not less than 8%. Interest is payable monthly, in arrears, under each of the notes beginning on July 1, 2006. The term note requires monthly principal payments of $70,000, together with all accrued and unpaid interest, beginning on December 1, 2006.

As part of the financing, MIS Alabama paid Laurus a cash fee of $133,200. In addition, for no additional consideration, MISCOR issued to Laurus warrants to purchase 375,000 shares of MISCOR’s common stock at a fixed exercise price of $0.01 per share, subject to certain anti-dilution adjustments described below. These warrants are exercisable for a seven-year period.

The issuance of the notes and warrants to Laurus was not registered under the Securities Act of 1933, in reliance on exemptions from the registration requirements of that Act. MISCOR has agreed to register with the Securities and Exchange Commission for resale the shares of its common stock issuable upon exercise of the warrants.

If the number of MISCOR’s outstanding shares of common stock is increased or decreased because of a stock split, stock dividend or combination of shares, then the exercise price of the warrants will be adjusted by multiplying the exercise price by a fraction, the numerator of which is the number of shares outstanding before the event and the denominator of which is the number of shares outstanding after the event. If the exercise price of the warrants is adjusted, then the number of shares of common stock issuable upon exercise of the warrants will be simultaneously adjusted by multiplying the number of shares of common stock issuable upon exercise of the warrants by a fraction, the numerator of which is the exercise price in effect prior to the adjustment and the denominator of which is the exercise price in effect after the adjustment.

If MIS Alabama defaults under its obligations to Laurus, then the interest on the outstanding principal balance of each note will increase at a rate of 1% per month until the default is cured or waived. In addition, Laurus can require a default payment equal to 112% of the outstanding principal, interest and fees due to Laurus. Other remedies available to Laurus upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on the assets securing the obligations, all rights of a secured creditor under applicable law, and other rights set forth in the loan documents with Laurus.

The events of default under the notes include the following: MIS Alabama fails to pay amounts within five days after the applicable due date; MIS Alabama materially breaches its loan agreement with Laurus and the breach continues unremedied for 30 days; MIS Alabama materially breaches any other agreement with Laurus and the breach continues unremedied beyond any applicable grace period; MIS Alabama materially breaches any representation, warranty or other statement made to Laurus in connection with the loans; an event of default occurs under any note or any other agreement with Laurus; MIS Alabama fails to pay any uncontested taxes when due; MIS Alabama defaults on indebtedness owed to others and the indebtedness is accelerated; any attachment, levy or judgment in excess of $100,000 is made against MIS Alabama’s assets and is not vacated, stayed or bonded within 30 days; any lien on assets granted to Laurus ceases to be a valid, perfected first-priority lien; MIS Alabama challenges the validity of or its liability under any agreement with Laurus; certain events relating to bankruptcy occur; MIS Alabama admits it is not able to pay its debts as they come; MIS Alabama ceases operations; MIS Alabama transfers any assets in violation of its loan agreement with Laurus; MIS Alabama experiences a change of control; any indictment or threatened indictment of MIS Alabama or any of its executive officers; commencement or threatened commencement of any proceeding against MIS Alabama involving forfeiture of any of its property; and trading in MISCOR’s common stock is suspended (other than a suspension of all trading on the market or exchange) for five consecutive days or five days within a 10-day period and trading does not resume on the same or different market within 60 days.

MIS Alabama may prepay the term note at any time without penalty. With respect to the revolving note, MIS Alabama may borrow, pay down and re-borrow under the note until the maturity date. The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of:

•   90% of MIS Alabama’s eligible trade accounts receivable less any reserves established by Laurus from time to time; and

•   $3,700,000 less any reserves established by Laurus.

Laurus has exercised its discretion under the loan documents to advance to MIS Alabama up to an additional $300,000 beyond what is available under the revolving note because of the foregoing borrowing limitations. Amounts borrowed as an over-advance accrue interest at an annual rate of 2.5% over the prime rate as published in The Wall Street Journal, but not less than 8%, and are due and payable on June 1, 2009. The maximum amount of the over-advance is $300,000, which decreases $10,000 per month beginning December 1, 2006. At May 31, 2006, MIS Alabama had not borrowed any amount as an over-advance.

The foregoing description of the credit facility provided by Laurus is not complete and is qualified in its entirety by reference to the various loan documents filed as Exhibits to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Description

4.1	Common Stock Purchase Warrant dated May 31, 2006 issued by registrant to Laurus Master Fund, Ltd.
4.2	Secured Non-convertible Revolving Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd.
4.3	Secured Term Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd.
4.4	Registration Rights Agreement dated May 31, 2006 between the registrant and Laurus Master Fund, Ltd.
10.1	Security and Purchase Agreement* dated May 31, 2006 among Laurus Master Fund, Ltd. and Magnetech Industrial Services of Alabama, LLC
10.2	Stock Pledge Agreement dated May 31, 2006 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein
10.3	Master Security Agreement among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein
10.4	Mortgage granted by Magnetech Industrial Services of Alabama, LLC in favor of Laurus Master Fund, Ltd.
10.5	Guaranty* dated May 31, 2006 made by the registrant and certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd.
10.6
Amended and Restated Subordination Agreement dated May 31, 2006 made among John Martell and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd.

10.7	Overadvance Side Letter Agreement dated May 31, 2006 between Magnetech Industrial Services of Alabama, LLC and Laurus Master Fund, Ltd.
10.8	Funds Escrow Agreement dated May 31, 2006 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd.
10.9	Funds Escrow Disbursement Letter/Joint Instructions dated May 31, 2006

*MISCOR has omitted schedules and similar attachments to the above Agreements. MISCOR will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 6, 2006	MISCOR Group, Ltd.

	By:	/s/ Richard J. Mullin
	Name:	Richard J. Mullin
	Title:	Chief Financial Officer